Exhibit 99.1

NEWS RELEASE

CORRECTION - IHOP Corp.

GLENDALE, CA, Jan 11, 2008 (MARKET WIRE via COMTEX News Network) — In the news release, “IHOP Corp. Reports Fourth Quarter and Fiscal 2007 Same-Store Sales Results for IHOP and Applebee’s,” issued Thursday, January 10, 2008, by IHOP Corp. (NYSE: IHP), we are advised by the company that the first sentence of the seventh paragraph should read “the five-week period ended December 30, 2007” rather than “the four-week period ended December 31, 2007” and that the third sentence of the seventh paragraph should read “combined with an essentially flat average guest check” rather than “combined with a higher average guest check” as originally issued. Complete corrected text follows.

IHOP CORP. REPORTS FOURTH QUARTER AND FISCAL 2007 SAME-STORE

SALES RESULTS FOR IHOP AND APPLEBEE’S

IHOP Achieves 20th Consecutive Quarter of Same-Store Sales Growth

GLENDALE, Calif., January 11, 2008 —   IHOP Corp. (NYSE: IHP) (“the Company”) today reported system-wide same-store sales results for the fourth quarter and fiscal year ended December 31, 2007 for its wholly owned IHOP and Applebee’s business units.

Julia A. Stewart, IHOP Corp.’s Chairman and Chief Executive Officer, said, “We are pleased to report IHOP’s 20th consecutive quarter of same-store sales growth of 3.7% as it demonstrates our ability to drive our system’s performance by remaining dedicated to the successful execution of our brand energizing efforts.  During the quarter, this included the introduction of limited time offers like Fruit Crepe Fever and Pancake Surrender supported by a strong media plan, as well as the system-wide adoption of an enhanced menu.  In all our efforts, we seek to delight our guests by providing them with excellent value and a great dining experience.”

IHOP’s system-wide same-store sales increased 3.7% for the fourth quarter 2007 ended December 31, 2007.  For fiscal 2007, system-wide same-store sales increased 2.2%.  During both periods, system-wide same-store sales reflected a higher average guest check offset by declines in guest traffic.

The Company ended fiscal 2007 with 1,344 IHOP restaurants operating system-wide in 49 states, Canada, Mexico and the U.S. Virgin Islands, 10 of which were company-operated in IHOP’s dedicated research and development market of Cincinnati, Ohio.

Stewart said, “As we look to re-energize the Applebee’s brand and re-establish positive same-store sales momentum for the system, we expect to employ a similar strategic approach as we utilized at IHOP.  Our focus will center on establishing a clear vision for the brand and deploying strategies and tactics that will become the basis for a same-store sales turnaround over time.  We are currently finalizing our re-energizing plan for the Applebee’s system and have every confidence in effectively addressing Applebee’s same-store sales performance.  We look forward to sharing more details on our plan shortly.”

Applebee’s system-wide domestic same-store sales for the fourth quarter 2007 and fiscal 2007 decreased 2.9% and 2.1%, respectively.  Domestic franchise restaurant same-store sales decreased 2.9% and 2.0% for the quarter and year, respectively.  Company restaurant same-store sales decreased 2.8% and 2.2% for the quarter and year, respectively.  Company restaurant results reflected a decrease in guest traffic of between 3.0% and 3.5% for the fourth quarter 2007 and between 4.0% and 4.5% for fiscal 2007.  During both periods, declines in company restaurant traffic were combined with higher average guest check.

The Company also reported same-store sales for Applebee’s for the five-week period ended December 30, 2007.  System-wide domestic same-store sales decreased 4.8% for the December period.  Same-store sales for domestic franchise restaurants decreased 5.0%.

Same-store sales for company restaurants decreased 4.5%, reflecting a decrease in guest traffic of between 4.0% and 4.5%, combined with an essentially flat average guest check.  Going forward, IHOP Corp. will no longer report monthly same-store sales results for Applebee’s restaurants.  Same-store sales information for Applebee’s restaurants will be provided on a quarterly basis beginning in the first quarter 2008.

The Company ended fiscal 2007 with 1,976 Applebee’s restaurants operating system-wide in 49 states, 17 international countries, and two U.S. territories, of which 510 were company-owned.

IHOP Corp. will release full fourth quarter and fiscal 2007 results and issue 2008 financial performance guidance on Wednesday, February 27, 2008 before the market opens.  The Company will host an investor conference call to discuss its financial results and guidance on the same day, February 27, 2008 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  Dial-in information to participate on the call will be provided as the date nears.

About IHOP Corp.

Based in Glendale, California, IHOP Corp. franchises and operates restaurants under the International House of Pancakes, or IHOP, and the Applebee’s Neighborhood Grill & Bar brands.  With more than 3,300 restaurants combined, IHOP Corp. is the largest full-service restaurant company in the world.  IHOP Corp.’s common stock is listed on the NYSE under the symbol “IHP.”  For more information on IHOP Corp., visit the Investor Relations section of the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q, as well as releases, statements and SEC filings by Applebee’s International, Inc. prior to its acquisition by the Company. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632